UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2023

Wyndham Hotels & Resorts, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-38432	82-3356232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Sylvan Way Parsippany, New Jersey	07054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 753-6000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to the Credit Agreement

On May 25, 2023 (the “Closing Date”), Wyndham Hotels & Resorts, Inc. (the “Company”) entered into a Fourth Amendment to the Credit Agreement dated May 30, 2018 (the “Amendment”), with Bank of America, N.A., as administrative agent, the several lenders from time to time party thereto, and the other parties thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Amendment, among other things, provides for a new tranche of term loans in an aggregate principal amount of $1,144,000,000 (the “2023 Term Loans”), which was issued with an original issue discount of 99.5%. The proceeds from the 2023 Term Loans were used to refinance all Term B Loans outstanding on the Closing Date.

The 2023 Term Loans have substantially the same terms as the outstanding loans under the Credit Agreement, except, among other things, the 2023 Term Loans:

•
bear interest at the Borrower’s option at a rate of (a) Base Rate (as defined in the Credit Agreement), plus an applicable rate of 1.25% or (b) Term SOFR, inclusive of the SOFR Adjustment (defined as 0.10% per annum in the Credit Agreement), plus an applicable rate of 2.25%;

•	will mature on May 25, 2030;

•
may be prepaid at any time, without prepayment premium or penalty, but is subject to a prepayment premium of 1.00% if a prepayment of the 2023 Term Loans is made in connection with certain “repricing events” at any time during the first six months after the Closing Date;

•	amortizes in equal quarterly installments of 0.25% of the initial principal amount of the 2023 Term Loans, starting with the first full fiscal quarter after the Closing Date; and

•	is subject to certain mandatory prepayments, subject to certain exceptions, which are set forth in the Credit Agreement.

The foregoing summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On May 25, 2023, the Company issued a press release regarding the Amendment. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Item 7.01 and Exhibit 99.1 included with this Current Report shall not be deemed “filed” for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless expressly incorporated into a filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act made after the date hereof, the information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished with this report:

Exhibit No.	Description
Exhibit 10.1
Fourth Amendment, dated as of May 25, 2023, to the Credit Agreement, dated as of May 30, 2018, as amended by the First Amendment, dated as of April 30, 2020, the Second Amendment, dated as of August 10, 2020, and the Third Amendment, dated as of April 8, 2022, with Bank of America, N.A., as administrative agent, the several lenders from time to time party thereto, and the other parties thereto.

Exhibit 99.1	Press Release of Wyndham Hotels & Resorts, Inc. dated May 25, 2023.
Exhibit 104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM HOTELS & RESORTS, INC.
Date: May 25, 2023	By:	/s/ Paul F. Cash
Paul F. Cash
General Counsel, Chief Compliance Officer and Corporate Secretary